Exhibit 99.2
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements have been prepared based on the historical consolidated financial statements of Evolent Health, Inc. (“Evolent”, “we”, “the Company”) to give effect to the following transaction (the “Transaction”):

On January 20, 2023, Evolent and Evolent Health LLC (“EVH LLC” and, together with Evolent, the “Evolent Entities”), completed its acquisition of National Imaging Associates Inc. (“NIA”), including all of the issued and outstanding shares of capital stock of NIA as well as certain assets held by Magellan Health, Inc. (“Magellan Parent”) and certain of its subsidiaries that were used in the Magellan Specialty Health Division.

Pursuant to the terms of and as set forth in the Purchase Agreement, the Evolent Entities paid $387.8 million of cash consideration (inclusive of certain post-closing adjustments) and issued 8,474,576 shares of Evolent’s Class A common stock (“Class A Shares”), fair valued at $261.3 million as of January 20, 2023 (together the “Transaction Consideration”).

In addition to the Transaction Consideration, Magellan Parent shall be eligible to receive, subject to the satisfaction of certain metrics set forth in the Purchase Agreement, including those related to the achievement of certain operating results during calendar year 2023 (the “Earnout Period”), or upon the occurrence of certain events, additional consideration of up to $150.0 million payable in cash and Class A Shares valued at a price equal to the volume weighted average closing price of such Class A Shares on the New York Stock Exchange for 20 trading days ending on the trading day that is immediately prior to two (2) business days prior to the date such payment is required to be made pursuant to the Purchase Agreement (the “Earnout Consideration”). Subject to the conditions applicable thereto, up to 50% of the Earnout Consideration may be paid in Class A Shares; provided, however, the Evolent Entities may, in their discretion, increase the portion of the Earnout Consideration payable in cash and correspondingly decrease the portion of the Earnout Consideration payable in Class A Shares.

Ares Capital Management LLC and Ares Capital Corporation (together “Ares”) provided Evolent with secured debt financing in the form of (i) additional commitments under the Company’s existing asset-based revolving credit facility in an aggregate principal amount equal to $25.0 million, and (ii) additional commitments under the existing initial term loan facility in an aggregate principal amount equal to $240.0 million (clauses (i) and (ii), the “Acquisition Facilities”), and certain amendments to the Company’s existing credit agreement have been made. Additionally, Ares purchased from Evolent an aggregate $175.0 million initial liquidation preference of a newly issued, perpetual series of Evolent’s convertible preferred stock. The purchase price of the convertible preferred stock was equal to 96% of its initial liquidation preference. Each holder of convertible preferred stock has the right, at its option, to convert its shares of convertible preferred stock into Class A Shares at an initial conversion price per share of $40.00 of current liquidation preference per share, subject to customary anti-dilution adjustments. The proceeds of borrowings under the Acquisition Facilities and from the sale of the preferred stock were used to fund the Transaction Consideration.

The pro forma combined statement of income have been prepared to reflect the transaction accounting adjustments to Evolent’s historical consolidated financial information to account for the Transaction. The unaudited pro forma combined statement of income for the nine months ended September 30, 2023 and the year ended December 31, 2022 give effect to the Transaction, in each case, as if it had been completed on January 1, 2022.

The pro forma financial statements are provided for illustrative purposes only and are not intended to represent what Evolent’s financial position or results of operations would have been had the Transaction been consummated on the assumed dates, nor do they purport to project the future operating results or the financial position of the combined company following the transaction. The actual financial position and results of operations of Evolent after consummation of the Transaction may differ significantly from the pro forma amounts reflected herein due to a variety of factors. Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the pro forma financial statements. In Evolent’s opinion, all adjustments that are necessary to present fairly the pro forma information have been made. The pro forma financial statements do not include any pro forma adjustments to reflect certain expected financial benefits of the Transaction, such as cost synergies or revenue synergies, or the anticipated costs to achieve those benefits.

The pro forma financial statements should be read in conjunction with the following:
1)    Evolent’s audited consolidated financial statements and related notes included in Evolent’s annual report on Form 10-K for the year ended December 31, 2022.
2)    Evolent’s unaudited consolidated financial statements and related notes included in Evolent’s quarterly report on Form 10-Q for the quarterly period ended September 30, 2023.
3)    Historical audited combined financial statements and related notes of Magellan Specialty Health as of December 31, 2022 and for the year ended December 31, 2022, included as Exhibit 99.1 to Evolent’s current report on Form 8-K to which these unaudited pro forma combined financial statements are attached.

UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2023
(In thousands, except for per share amounts)

	Evolent Health, Inc.	Magellan Specialty Health	Transaction Accounting Adjustments	Notes	Pro Forma Combined
Revenue	$1,407,841	$11,425	$—		$1,419,266
Expenses
Cost of revenue	1,048,998	5,593	—		1,054,591
Selling, general and administrative expenses	276,682	2,181	—		278,863
Depreciation and amortization expenses	93,813	149	1,403	(a) (b)	95,365
Right-of-use assets impairment	24,065	—	—		24,065
Loss on disposal of assets	2,097	—	—		2,097
Change in fair value of contingent consideration	12,047	—	—		12,047
Total operating expenses	1,457,702	7,923	1,403		1,467,028
Operating income (loss)	(49,861)	3,502	(1,403)		(47,762)
Interest income	2,735	—	—		2,735
Interest expense	(41,967)	—	(5,169)	(c)	(47,136)
Gain from equity method investees	1,262	—	—		1,262
Change in tax receivable agreement liability	(66,184)	—	66,184	(d)	—
Other expense, net	(323)	—	—		(323)
Income (loss) before income taxes	(154,338)	3,502	59,612		(91,224)
Provision for (benefit from) income taxes	(74,709)	—	54,418	(e)	(20,291)
Income (loss) before preferred dividends and accretion of Series A Preferred Stock	(79,629)	3,502	5,194		(70,933)
Dividends and accretion of Series A Preferred Stock	(21,236)	—	(2,682)	(f)	(23,918)
Net income (loss) attributable to common shareholders of Evolent Health, Inc.	$(100,865)	$3,502	$2,512		$(94,851)

Loss per common share
Basic and diluted loss per share attributable to common shareholders	$ (0.91)			(g)	$(0.85)
Weighted-Average common shares outstanding
Basic and diluted	110,464		937	(g)	111,401

UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2022
(In thousands, except for per share amounts)

	Evolent Health, Inc.	Magellan Specialty Health	Transaction Accounting Adjustments	Notes	Pro Forma Combined
Revenues	$1,352,013	$255,298	$—		$1,607,311
Expenses
Cost of revenue	1,035,429	134,738	—		1,170,167
Selling, general and administrative expenses	269,269	58,305	—		327,574
Depreciation and amortization expenses	67,195	4,866	32,381	(a) (b)	104,442
Change in fair value of contingent consideration	(23,522)	—	—		(23,522)
Total operating expenses	1,348,371	197,909	32,381		1,578,661
Operating income (loss)	3,642	57,389	(32,381)		28,650
Interest income	1,369	—	—		1,369
Interest expense	(15,572)	—	(49,714)	(c)	(65,286)
Gain from equity method investees	4,569	—	—		4,569
Loss on extinguishment/repayment of debt	(10,192)	—	—		(10,192)
Change in tax receivable agreement liability	(45,950)	—	(66,184)	(d)	(112,134)
Other income, net	57	—	—		57
Income (loss) before income taxes	(62,077)	57,389	(148,279)		(152,967)
Provision for (benefit from) income taxes	(43,376)	15,128	(79,570)	(e)	(107,818)
Income (loss) before preferred dividends and accretion of Series A Preferred Stock	(18,701)	42,261	(68,709)		(45,149)
Dividends and accretion of Series A Preferred Stock	—	—	(31,257)	(f)	(31,257)
Net income (loss) attributable to shareholders of Evolent Health, Inc.	$(18,701)	$42,261	$(99,966)		$(76,406)

Loss per common share
Basic and diluted loss per share attributable to common shareholders	$(0.20)			(g)	$(0.75)
Weighted-average common shares outstanding
Basic and diluted	93,699		8,475	(g)	102,174

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Note 1. Basis of Presentation

The accompanying pro forma financial statements were prepared in accordance with Article 11 of Regulation S-X, as amended, including pursuant to SEC Final Rule, Amendments to Financial Disclosures about Acquired and Disposed Businesses, release number 33-10786 dated May 20, 2020 (“Article 11”), using the acquisition method of accounting under U.S. GAAP. Transaction accounting adjustments have been made to show the effects of the Transaction on the combined historical financial statements of Evolent Health, Inc. and Magellan Specialty Health. A reclassification adjustment has been made to the historical presentation of Magellan Specialty to conform to the financial statement presentation of Evolent Health, Inc. for the unaudited pro forma condensed combined financial information as noted below. Refer to Note 3 – Reclassification of Magellan Specialty Health’s Combined Statement of Income for further details on the reclassification adjustment.
Note 2. Acquisition of Magellan Specialty Health
On January 20, 2023, Evolent and Evolent Health LLC (“EVH LLC” and, together with Evolent, the “Evolent Entities”), completed its acquisition of National Imaging Associated Inc. (“NIA”), including all of the issued and outstanding shares of capital stock of NIA as well as certain assets held by Magellan Health, Inc. (“Magellan Parent”) and certain of its subsidiaries that were used in the Magellan Specialty Health Division.
Pursuant to the terms of and as set forth in the Purchase Agreement, the Evolent Entities paid $387.8 million as cash consideration (inclusive of certain post-closing adjustments) and issued 8,474,576 shares Evolent’s Class A common stock (“Class A Shares”), fair valued at $261.3 million as of January 20, 2023.
In addition to the Transaction Consideration, Magellan Parent is eligible to receive, subject to the satisfaction of certain metrics set forth in the Purchase Agreement, including those related to the achievement of certain operating results during calendar year 2023 (the “Earnout Period”), or upon the occurrence of certain events, additional consideration of up to $150.0 million payable in cash and Class A Shares valued at a price equal to the volume weighted average closing price of such Class A Shares on the New York Stock Exchange for 20 trading days ending on the trading day that is immediately prior to two (2) business days prior to the date such payment is required to be made pursuant to the Purchase Agreement (the “Earnout Consideration”). Subject to the conditions applicable thereto, up to 50% of the Earnout Consideration may be paid in Class A Shares; provided, however, the Evolent Entities may, in their discretion, increase the portion of the Earnout Consideration payable in cash and correspondingly decrease the portion of the Earnout Consideration payable in Class A Shares.
Ares Capital Management LLC and Ares Capital Corporation have provided Evolent with secured debt financing in the form of Acquisition Facilities, and certain amendments to the Company’s existing credit agreement have been made. Additionally, Evolent entered into a preferred stock financing commitment letter with Ares where Ares has purchased from Evolent an aggregate $175.0 million initial liquidation preference of a newly issued, perpetual series of Evolent’s convertible preferred stock. The purchase price of the convertible preferred stock was equal to 96% of its initial liquidation preference. Each holder of convertible preferred stock has the right, at its option, to convert its shares of convertible preferred stock into Class A Shares at an initial conversion price per share of $40.00 of current liquidation preference per share, subject to customary anti-dilution adjustments. The proceeds of borrowings and preferred stock were used to fund the Transaction Consideration.
Note 3. Reclassification of Magellan Specialty Health’s Combined Statement of Income
A reclassification adjustment was made to Magellan Specialty Health’s combined statement of income for the year ended December 31, 2022, to conform to the classification and presentation of the Company’s consolidated statement of operations. Such reclassification adjustment included reclassifying $193.0 million of direct service costs and other operating expenses into cost of revenue and selling, general and administrative expenses for $134.7 million and $58.3 million, respectively.
Note 4. Pro Forma Adjustments
Adjustments included in the column labeled “Transaction Accounting Adjustments” in the unaudited combined pro forma statement of income is as follows (all amounts in thousands unless otherwise noted):
(a)    Reflects the removal of historical depreciation expense of $37 thousand and $4.7 million for the nine months ended September 30, 2023 and year ended December 31, 2022, respectively. Depreciation expense of $4.0 million was related to capitalized software and is replaced by amortization of a developed technology intangible asset for the year ended December 31, 2022.
(b)    To remove historical amortization of the intangible assets and the recording of the pro forma amortization expense related to the identifiable intangible assets resulting from a fair valuation as if the acquisition occurred on January 1, 2022 (in thousands).

	For the Nine Months Ended September 30, 2023	For the Year Ended December 31, 2022
Removal of historical amortization expense	$(112)	$(139)
Pro forma amortization expense	1,552	37,247
Pro forma adjustment for amortization expense	$1,440	$37,108

This adjustment represents the amortization of the following intangible assets acquired along with the values and useful lives as outlined below (in thousands).

Customer relationships (useful life 15 years)	$345,100
Technology (useful life 5 years)	50,700
Corporate trade name (useful life 2 years)	8,200
Total identifiable intangible assets acquired	$404,000

(c)    To remove historical interest expense on debt and its related amortization of deferred financing costs on its Ares credit agreement and record pro forma interest expense and amortization of related debt issuance costs (in thousands).

	For the Nine Months Ended September 30, 2023	For the Year Ended December 31, 2022
Removal of historical interest expense	$(36,641)	$(7,918)
Pro forma interest expense	41,747	55,511
Pro forma adjustment	5,106	47,593

Removal of historical amortization of deferred financing costs	(1,809)	(364)
Pro forma amortization of deferred financing costs	1,872	2,485
Pro forma adjustment	63	2,121
Total pro forma adjustment	$5,169	$49,714

Interest expense was calculated to be 11.5% (adjusted Term SOFR Rate of 5.3% as of September 25, 2023 plus 6.2%) and 9.5% (adjusted Term SOFR Rate of 5.3% as of September 25, 2023 plus 4.2%) for the term loan and revolver loan, respectively. Assuming an increase in interest rates on the existing and incremental long-term debt of 1/8%, pro forma interest expense would increase by $0.5 million and $0.6 million for the nine months ended September 30, 2023 and year ended December 31, 2022, respectively.

(d)    Reflects the adjustment to the amount that the Company has to pay to certain investors with whom it entered into the Tax Receivables Agreement (the “TRA”). The TRA provides for the payment by the Company to these investors of 85% of the amount of the tax benefits, if any, that the Company is deemed to realize as a result of increases in tax basis related to exchanges of Class B common units as well as tax benefits attributable to the future utilization of pre-IPO NOLs. For purposes of presentation in the pro forma statement of income, the change in TRA of $66.2 million was removed for the nine months ending September 30, 2023 and the full $112.1 million charge was recorded for the year ended December 31, 2022.

(e)    Reflects an estimated income tax impact of the pro forma adjustments from the acquisition at a forecasted blended statutory tax rate of 26%. The pro forma income tax adjustments included in the pro forma statement of income for the periods ended September 30, 2023, and December 31, 2022 reflect the income tax effects of the transaction accounting adjustments presented, in addition to adjustments to remove the valuation allowance as of January 1, 2022. This resulted in the reversal of the release of Evolent’s valuation allowance of $55.2 million and incremental release of the valuation allowance of $58.2 million for the periods ended September 30, 2023, and December 31, 2022, respectively. As a result of Evolent’s release of the valuation allowance, income tax expense was calculated as 26% of its loss in the December 31, 2022 period, excluding permanent items. Because the tax rates used for these pro forma financial statements are an estimate, the blended rate will likely vary from the actual effective rate in periods subsequent to completion of the acquisition.

(f)    To record dividends and accretion on preferred stock of $2.7 million and $31.3 million for the periods ended September 30, 2023 and December 31, 2022, respectively. This adjustment reflects an estimated dividend on the Company's $175.0 million of Series A Preferred Stock sold to Ares Capital Corporation for the nine months ended September 30, 2023 and year ended December 31, 2022. The dividends on preferred stock were calculated to be 11.5% (Adjusted Term SOFR Rate of 5.3% on September 25, 2023 plus 6.2%) multiplied by the current liquidation preference of $175.0 million.

(g)    The pro forma adjustments on Evolent common stock and basic and diluted earnings per share are summarized below:

	For the Nine Months Ended September 30, 2023	For the Year Ended December 31, 2022
Numerator
Basic and diluted combined pro forma net loss attributable to Evolent common stockholders	$(94,851)	$(76,406)
Denominator
Historical basic and diluted weighted average Evolent shares outstanding	110,464	93,699
Shares of Evolent common stock to be issued	937	8,475
Pro forma basic and diluted weighted average Evolent shares outstanding	111,401	102,174
Pro forma basic and diluted loss per share attributable to common shareholders of Evolent Health, Inc.	$(0.85)	$ ($0.75)